UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 11, 2005

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 458-6200

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 11, 2005, Antares Pharma, Inc. issued a press release announcing its agreement with Elan Pharmaceutical Investments, Ltd. to convert 1,500 shares of Antares’ Series A Convertible Preferred Stock (representing all outstanding shares of Series A Convertible Preferred Stock) into 1.2 million share of common stock at a conversion price of $1.25 per share. As part of this agreement, Elan also agreed to certain lock-up provisions regarding the disposal of the newly issued shares. In addition, as part of the transaction, Antares’ license and development agreement with Elan Corporation, plc was terminated. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated July 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2005

By	/S/ LAWRENCE M. CHRISTIAN
Lawrence M. Christian
Its	Chief Financial Officer